UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2012 (February 2, 2012)

Ampal-American Israel Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-538 (Commission File Number)	13-0435685 (IRS Employer Identification No.)
555 Madison Avenue New York, NY, USA (Address of principal executive offices)	10022 (Zip Code)
(866) 447-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On February 2, 2012, in connection with the previously announced negotiations by Ampal-American Israel Corporation (the “Company”) regarding the restructuring of the Company’s debentures, the Company provided an undertaking (the “Undertaking”) to the holders (collectively, the “Holders”) of the Company’s Series A and Series C Debentures (collectively, the “Debentures”), the joint representatives of the Holders (collectively, the “Debenture Representatives”) and the Debentures' trustees (collectively, the “Trustees,” and together with the Holders and the Debenture Representatives, collectively, the “Debenture Parties”).  As previously announced, the Company has proposed a postponement of certain principal payments under the Debentures. Through the Undertaking, the Company has agreed to certain restrictions on its operations. The Undertaking will remain in effect until the earlier of: (i) an agreement is reached with the Company’s Series A, Series B and Series C debenture holders; (ii) seven days after the Company notifies the Trustees that negotiations have ceased; (iii) upon the notification by any of the Debenture Parties to the Company that negotiations have ceased; (iv) upon the initiation of legal proceedings by any of the Debenture Parties; or (v) seven days after the Company initiates legal proceedings in connection with demands of the Company’s debenture holders. The Company has agreed to the following restrictions, including, without limitation:

For as long as the Undertaking is in effect,

a.
except in the ordinary course of their respective businesses, and only on arm’s length terms and for consideration to be received solely by Ampal or the applicable subsidiary, neither the Company nor any of its subsidiaries will dispose of any of their respective material assets or shall voluntarily permit the creation of new liens on any of their respective properties; provided that the Company may take the actions described above upon giving at least seven days’ prior notice to the Debenture Representatives and the Trustees;

b.
neither the Company nor any of its subsidiaries will be party to any new transactions with their respective controlling shareholders or any of their respective officers, or with any entity in which their respective controlling shareholders or officers have a personal interest; provided that the Company or a subsidiary may enter into any such transactions upon giving at least seven days’ prior notice to the Debenture Representatives and the Trustees;

c.	the Company will not distribute any dividends without the prior written consent of the Debenture Representatives;

d.	the Company or any of its subsidiaries will not repurchase any of its debentures;

e.
the Company will not make any payments (other than interest payments) on its debentures provided that the Company may make such payments upon giving at least seven days’ prior notice to the Debenture Representatives and the Trustees;

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The Company also agreed to bear certain expenses of the Trustees and the Debenture Representatives, and as security for the payment of such costs, the Company shall deposit NIS150,000 (approximately $40,400) with the Trustees.  Additionally, the Company agreed to fully cooperate with the Trustees and the Debenture Representatives and provide them with all reasonably required information regarding the Company and its subsidiaries, subject to the Trustees and the Debenture Representatives entering into a non-disclosure agreement with the Company.

The Undertaking provides that nothing contained in the Undertaking limits any party’s right to defend its interests and assert its legal rights as it may deem fit, including through the initiation of legal or similar proceedings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

Date: February 8, 2012	By:	/s/ Yoram Firon
		Name:	Yoram Firon
		Title:	Vice President - Investments and Corporate Affairs and Secretary

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